UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 28, 2015

Date of Report (Date of earliest event reported)

PETVIVO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-173569	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12100 Singletree Lane, Suite 186 Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

(612) 296-7305

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation

On September 28, 2015, the registrant PetVivo Holdings, Inc, a Nevada corporation (“PetVivo”) received a default notice from Gemini Master Fund, Ltd (“Gemini”) stating that PetVivo is in default in payment due to Gemini of the February 11, 2015 Convertible Note (“Note”) issued by PetVivo to Gemini in the original principal amount of $460,000, which matured in early September, 2015. Due to this Event of Default, Gemini has demanded full payment of the Mandatory Default Amount under the terms of the Note in a total amount of approximately $552,000.

PetVivo is in the process of addressing this default, and is engaged with certain prospective lenders to obtain the necessary financing to satisfy whatever amount is due to Gemini incident to this Note.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETVIVO HOLDINGS, INC.

Date: October 1, 2015	By:	/s/ John Lai
	Name:	John Lai
	Title:	Chief Executive Officer